Securities and Exchange Commission
Washington, DC 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2001

GB&T Bancshares, Inc.

(Exact name of Registrant as Specified in Charter)

Georgia	000-24203	58-2400756
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E. Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 532-1212

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2001, GB&T Bancshares, Inc., Gainesville, Georgia (the "Company") consummated the previously announced acquisition Community Trust Financial Services Corporation, Hiram, Georgia, a Georgia corporation ("Community Trust"), pursuant to the Agreement and Plan of Reorganization dated March 16, 2001 (the "Agreement") between the Company and Community Trust. The consideration consisted of 1,890,662 shares of the Company’s common stock, par value $5.00 per share, in return for all of the issued and outstanding capital stock of Community Trust. The consideration was determined by negotiation among the parties. The transaction was accounted for as a pooling of interests.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)          The following financial statements are filed as part of this report beginning on page F-1:

(i)          Report of Independent Certified Public Accountants

(ii)          Community Trust Financial Services Corporation Consolidated Balance Sheets as of December 31, 2000 and 1999.

(iii)         Community Trust Financial Services Corporation Consolidated Statements of Earnings for the years ended December 31, 2000, 1999 and 1998.

(iv)        Community Trust Financial Services Corporation Consolidated Statements of Comprehensive Income for the years ended December 31, 2000, 1999 and 1998.

(v)        Community Trust Financial Services Corporation Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 2000, 1999 and 1998.

(vi)        Community Trust Financial Services Corporation Consolidated Statements of Cash Flows for each of the years ended December 31, 2000, 1999 and 1998.

(vii)        Community Trust Financial Services Corporation Notes to Consolidated Financial Statements dated December 31, 2000.

(viii)         Community Trust Financial Services Corporation Consolidated Balance Sheet as of March 31, 2001, and December 31, 2000 (unaudited).

(ix)        Community Trust Financial Services Corporation Consolidated Statement of Earnings for the three months ended March 31, 2001 and 2000 (unaudited).

(x)       Community Trust Financial Services Corporation Consolidated Statement of Cash Flows the three months ended March 31, 2001 and 2000 (unaudited).

(xi)       Community Trust Financial Services Corporation Notes to Consolidated Financial Statements dated March 31, 2001 (unaudited).

(B)            (i)   The following unaudited pro forma financial information is filed as part of this report, beginning on page PF-1:

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a.          GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Pro Forma Combined Balance Sheet dated March 31, 2001.

b.          GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Pro Forma Combined Statement of Income for the Three Months ended March 31, 2001.

c.          GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Pro Forma Combined Statement of Income for the Three Months ended March 31, 2000.

d.          GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Notes to Pro Forma Combined Financial Statements dated March 31, 2001.

(ii)       The following unaudited pro forma financial information is incorporated by reference to the financial statements contained in the Registrant’s Proxy Statement/Prospectus on Form S-4, Commission File No. 333-59532, filed on April 25, 2001, as amended:

a.           GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Pro Forma Combined Balance Sheet dated December 31, 2000.

b.           GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Pro Forma Combined Statements of Income for each of the three years in the period ended December 31, 2000.

c.           GB&T Bancshares, Inc. and Community Trust Financial Services Corporation Notes to Pro Forma Combined Financial Statements dated December 31, 2000.

(C)          Exhibits

2.1(a) Agreement and Plan of Reorganization dated March 16, 2001, between GB&T Bancshares, Inc. and Community Trust Financial Services Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Proxy Statement/Prospectus on Form S-4, Commission File No. 333-59532, filed on April 25, 2001, as amended).

3

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Community Trust Financial Services Corporation

We have audited the accompanying consolidated balance sheets of Community Trust Financial Services Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Trust Financial Services Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
February 2, 2001

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Balance Sheets

December 31, 2000 and 1999

Assets
	2000	1999
Cash and due from banks, including reserve

requirements of $665,000 and $678,000	$5,653,743	4,206,134
Federal funds sold	2,010,000	4,590,000

Cash and cash equivalents	7,663,743	8,796,134

Securities available for sale	30,047,659	26,111,751
Other investments	1,084,494	1,114,671
Loans, net	107,643,851	88,256,999
Premises and equipment	4,952,767	3,994,220
Intangible assets, net	630,849	851,518
Accrued interest receivable and other assets	4,525,587	2,617,501

	$156,548,950	131,742,794

Liabilities and Stockholders’ Equity
Deposits:
Demand	$14,316,455	13,604,854
Interest-bearing demand	19,637,347	18,832,836
Savings	15,182,532	14,906,486
Time	45,946,370	36,983,824
Time, in excess of $100,000	25,082,933	20,084,264

Total deposits	120,165,637	104,412,264

Securities sold under repurchase agreements	6,302,165	4,880,864
Accrued interest payable and other liabilities	1,939,903	1,396,262
Other borrowings	12,245,921	6,290,000

Total liabilities	140,653,626	116,979,390

Commitments

Stockholders’ equity:
Common stock, par value $2.50, authorized 10,000,000
shares, issued and outstanding 2,398,169 and 2,383,550 shares	5,995,422	5,958,875
Additional paid-in capital	3,885,322	3,852,477
Retained earnings	5,920,170	5,136,852
Accumulated other comprehensive income (loss), net of tax	94,410	(184,800)

Total stockholders’ equity	15,895,324	14,763,404

	$156,548,950	131,742,794

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statements of Earnings

For the Years Ended December 31, 2000, 1999 and 1998

	2000	1999	1998

Interest income:
Interest and fees on loans	$11,177,185	9,008,346	7,266,861
Interest on federal funds sold	249,573	191,178	243,472
Interest and dividends on investment securities:
U.S. Treasuries	5,667	103,512	266,019
U.S. Government agencies and mortgage backed	1,257,937	775,169	671,141
State, county and municipal	367,420	359,484	311,313
Other	137,007	73,129	38,366

Total interest income	13,194,789	10,510,818	8,797,172

Interest expense:
Interest on deposits:
Demand	448,118	391,107	408,200
Savings	349,132	346,946	371,969
Time	2,503,260	1,514,435	1,312,184
Time in excess of $100,000	1,402,127	1,035,576	932,577
Other interest	924,007	414,581	264,143

Total interest expense	5,626,644	3,702,645	3,289,073

Net interest income	7,568,145	6,808,173	5,508,099

Provision for loan losses	591,010	695,062	336,243

Net interest income after provision for loan losses	6,977,135	6,113,111	5,171,856

Noninterest income:
Service charges on deposit accounts	1,036,532	1,009,684	940,261
Appraisal fees	139,498	179,087	157,737
Insurance commissions	555,177	375,315	291,839
Mortgage banking income	250,755	144,708	78,362
Gain (loss) on sales of securities available for sale	-	-	46,499
Equity in loss of unconsolidated subsidiary	(148,662)	(14,849)	(64,614)
Miscellaneous	499,003	162,255	128,874

Total noninterest income	2,332,303	1,856,200	1,578,958

Noninterest expense:
Salaries and employee benefits	4,564,983	3,774,337	2,696,748
Occupancy	1,315,316	1,026,180	716,493
Other operating	1,988,637	2,065,633	1,572,382

Total noninterest expense	7,868,936	6,866,150	4,985,623

Earnings before income taxes	1,440,502	1,103,161	1,765,191
Income taxes	370,110	240,623	505,295

Net earnings	$1,070,392	862,538	1,259,896

Basic earnings per share	$0.45	0.37	0.65

Diluted earnings per share	$0.43	0.35	0.63

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2000, 1999 and 1998

		2000	1999	1998

	Net earnings	$1,070,392	862,538	1,259,896

	Other comprehensive income, net of tax:
	Unrealized gain (loss) on securities available for sale	450,099	(792,829)	308,015
	Income tax effect on gain (loss)	170,889	(300,958)	117,046

	Unrealized gain (loss) arising during the year, net of tax	279,210	(491,871)	190,969

Less:	Reclassification adjustment for gain (loss)
	included in net earnings	-	-	46,499

	Income tax effect on reclassification adjustments	-	-	17,670

	Reclassification adjustment for gain (loss)
	included in net earnings, net of tax	-	-	28,829

	Other comprehensive income	279,210	(491,871)	162,140

	Comprehensive income	$1,349,602	370,667	1,422,036

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2000, 1999 and 1998

					Accumulated
					Other
			Additional		Comprehensive
	Common Stock		Paid-In	Retained	Income (Loss),
	Shares	Amount	Capital	Earnings	Net of Tax	Total

Balance, December 31, 1997	1,682,648	$ 4,206,620	6,292	3,511,989	144,931	7,869,832

Net earnings	-	-	-	1,259,896	-	1,259,896

Cash dividends declared ($0.12 per share)	-	-	-	(210,502)	-	(210,502)

Net proceeds from issuance of common stock	588,236	1,470,590	3,351,072	-	-	4,821,662

Exercise of stock options, net of repurchases	25,272	63,180	4,995	-	-	68,175

Change in accumulated other comprehensive
income (loss), net of tax	-	-	-	-	162,140	162,140

Balance, December 31, 1998	2,296,156	5,740,390	3,362,359	4,561,383	307,071	13,971,203

Net earnings	-	-	-	862,538	-	862,538

Cash dividends declared ($0.12 per share)	-	-	-	(287,069)	-	(287,069)

Issuance of common stock to acquire assets	81,660	204,150	489,960	-	-	694,110

Exercise of stock options, net of repurchases	5,734	14,335	(7,227)	-	-	7,108

Tax benefit of nonqualified stock options	-	-	7,385	-	-	7,385

Change in accumulated other comprehensive
income (loss), net of tax	-	-	-	-	(491,871)	(491,871)

Balance, December 31, 1999	2,383,550	5,958,875	3,852,477	5,136,852	(184,800)	14,763,404

Net earnings	-	-	-	1,070,392	-	1,070,392

Cash dividends declared ($0.12 per share)	-	-	-	(287,074)	-	(287,074)

Exercise of stock options, net of repurchases	14,619	36,547	116	-	-	36,663

Tax benefit of nonqualified stock options	-	-	32,729	-	-	32,729

Change in accumulated other comprehensive
income (loss), net of tax	-	-	-	-	279,210	279,210

Balance, December 31, 2000	2,398,169	$ 5,995,422	3,885,322	5,920,170	94,410	15,895,324

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2000, 1999 and 1998

	2000	1999	1998

Cash flows from operating activities:
Net earnings	$1,070,392	862,538	1,259,896
Adjustments to reconcile net earnings to net cash provided
by operating activities, net of effect of acquisitions:
Depreciation, amortization and accretion	685,581	540,838	413,461
Provision for loan losses	591,010	695,062	336,243
Provision for deferred income taxes	(243,324)	(192,413)	(19,182)
Equity in loss of unconsolidated subsidiary	148,662	14,849	64,614
Gain on sales of securities available for sale	-	-	(46,499)
Gain on sales of other investments	(154,813)	-	-
Loss (gain) on sale of other real estate	7,633	(8,772)	(22,797)
Loss (gain) on sale of fixed assets	(15,663)	6,579	-
Gain on sale of loans	(63,365)	-	-
Change in:
Interest receivable	(320,381)	1,598	(188,792)
Other assets	(216,362)	(91,187)	(324,119)
Cash surrender value of life insurance	(103,063)	(3,682)	-
Interest payable	404,685	102,850	83,321
Other liabilities	171,685	150,255	(186,627)

Net cash provided by operating activities	1,962,677	2,078,515	1,369,519

Cash flows from investing activities, net of effect of acquisitions:
Proceeds from sales of securities available for sale	-	-	5,451,852
Proceeds from calls and maturities of securities
available for sale	6,874,899	5,585,083	6,025,432
Purchases of securities available for sale	(10,327,028)	(11,024,640)	(9,609,839)
Purchases of other investments	(210,500)	(195,271)	(618,300)
Proceeds from sale of other investments	395,490	-	-
Purchase of cash value life insurance policies	(1,650,000)	(500,000)	-
Acquisition of assets	-	(821,919)	-
Proceeds from sale of loans and related goodwill	551,444	-	-
Net increase in loans	(20,314,162)	(14,712,242)	(17,702,926)
Purchases of premises and equipment	(1,547,003)	(1,951,648)	(381,161)
Construction in process	-	(211,728)	-
Improvements to other real estate	-	-	(54,101)
Proceeds from sale of other real estate	184,353	83,030	250,530
Proceeds from sales of premises and equipment	67,255	2,245	-

Net cash used by investing activities	(25,975,252)	(23,747,090)	(16,638,513)

Cash flows from financing activities:
Net change in deposits	15,753,373	17,505,735	4,925,426
Net change in securities sold under repurchase agreements	1,421,301	4,880,864	-
Net proceeds from FHLB advances	5,000,000	-	5,500,000
Net change in other borrowings	955,921	790,000	(800,000)
Net proceeds from issuance of common stock	-	-	4,821,662
Proceeds from exercise of stock options, net of repurchases	36,663	7,108	68,175
Cash dividends paid	(287,074)	(287,069)	(210,502)

Net cash provided by financing activities	22,880,184	22,896,638	14,304,761

Net change in cash and cash equivalents	(1,132,391)	1,228,063	(964,233)
Cash and cash equivalents at beginning of year	8,796,134	7,568,071	8,532,304

Cash and cash equivalents at end of year	$7,663,743	8,796,134	7,568,071

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2000, 1999 and 1998

	2000	1999	1998

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$5,221,959	3,599,795	3,205,752
Income taxes	$362,500	430,000	542,000
Noncash investing and financing activities:
Change in accumulated other comprehensive income
(loss), net of tax	$279,210	(491,871)	162,140
Transfers of loans to other real estate	$-	238,495	221,381
Stock issued to acquire assets	$-	694,110	-
Tax benefit of nonqualified stock options	$32,729	7,385	-

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements

(1)         Summary of Significant Accounting Policies

Basis of Presentation and Reclassification

The consolidated financial statements include the accounts of Community Trust Financial Services Corporation (the "Company"), its wholly-owned subsidiaries, Community Trust Bank (the "Bank"), Metroplex Appraisals, Inc. ("Metroplex"), and Community Loan Company ("CLC"). On December 31, 1998, the Company purchased the 25% minority interest in CLC for $8,574. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

The Company’s business is primarily conducted by its subsidiaries. The Company is subject to regulation under the Bank Holding Company Act of 1956.

The Bank commenced business in 1988 upon receipt of its banking charter from the State of Georgia Department of Banking and Finance (the "DBF"). The Bank is primarily regulated by the DBF and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Bank provides a full range of commercial and consumer banking services in Paulding and Cobb counties in Georgia.

Metroplex was formed in 1992 as an appraisal service company. CLC was incorporated in 1995 for the purpose of acquiring and operating existing consumer finance companies under the direction of the Company. The operations of CLC, located in the Georgia cities of Rockmart, Rossville, Gainesville, Woodstock, Cartersville, Dahlonega, Dalton and Rome, are funded principally through a line of credit arrangement with another financial institution.

In May 1997, the Company entered into a joint venture to establish a nonbank subsidiary, Cash Transactions, L.L.C. ("CashTrans"), that sells, leases, and services automated teller machines. The Company owns 49% of the equity of CashTrans through an initial capital contribution of $49,000. Additionally, the Company and the Bank have loans to CashTrans totaling approximately $504,000 and $635,000 at December 31, 2000 and 1999, respectively. The joint venture is accounted for using the equity method of accounting.

The accounting principles followed by the Company and its subsidiaries, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in an operating cycle of one year include, but are not limited to, the determination of the allowance for loan losses, the valuation of any real estate acquired in connection with foreclosures or in satisfaction of loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

Investment Securities

The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. At December 31, 2000 and 1999, the Company has classified all securities as available for sale.

Securities available for sale consist of all investment securities not classified as trading securities or securities held to maturity and are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders’ equity until realized.

A decline in the market value of any available for sale investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(1)         Summary of Significant Accounting Policies, continued

Investment Securities, continued

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include Federal Home Loan Bank ("FHLB") stock and other equity securities with no readily determinable fair value. These investment securities are carried at cost.

Loans, Loan Fees and Allowance for Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at the principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest on substantially all loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding. Loan fees, net of certain origination costs, are deferred and are being amortized over the lives of the respective loans.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or at the loan’s observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using the cash basis method of accounting.

As a result of management’s ongoing review of the loan portfolio, loans are placed on nonaccrual status generally when they are greater than 90 days past due. Exceptions are allowed for loans greater than 90 days past due when such loans are well collateralized and in process of collection.

The Bank’s provision for loan losses is based upon management’s continuing review and evaluation of the loan portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each reporting period. For individually significant loans, management’s review consists of evaluations of the financial strength of the borrowers and the related collateral. The review of groups of loans, which are individually insignificant, is based upon delinquency status of the group, lending policies and collection experience. This review is supplemented by an independent external loan review performed on an annual basis at the Bank.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank and CLC to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are:

Buildings and improvements	20 - 31 years
Furniture and equipment	3 - 10 years

Intangible Assets

Intangible assets, arising from the excess of cost over the fair value of net assets acquired, is amortized on a straight-line basis over periods not exceeding 15 years. On an ongoing basis, management reviews the valuation and amortization periods of goodwill to determine if events and circumstances require the remaining lives to be reduced.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(1)         Summary of Significant Accounting Policies, continued

Securities Sold Under Repurchase Agreements

Repurchase agreements are treated as financing activities, and are carried at the amounts at which the securities will be repurchased as specified in the respective agreements.

Income Taxes

Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company’s assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for a portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

Mortgage Banking Income

The Company earns commissions from third party investors who fund residential mortgage loans for which the Company performs certain loan origination services. Accordingly, the loans are not funded or recorded by the Company and the commissions are recorded as they are earned as mortgage banking income.

Net Earnings Per Share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The reconciliation of the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share" for the years ended December 31, 2000, 1999 and 1998 are as follows:

	Net	Common	Per Share
For the Year Ended December 31, 2000	Earnings	Shares	Amount

Basic earnings per share	$1,070,392	2,385,361	$ 0.45

Effect of dilutive securities:
Stock options	-	86,870

Diluted earnings per share	$1,070,392	2,472,231	$ 0.43

	Net	Common	Per Share
For the Year Ended December 31, 1999	Earnings	Shares	Amount

Basic earnings per share	$862,538	2,345,338	$ 0.37

Effect of dilutive securities:
Stock options	-	91,630

Diluted earnings per share	$862,538	2,436,968	$ 0.35

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(1)         Summary of Significant Accounting Policies, continued

Net Earnings Per Share, continued

	Net	Common	Per Share
	Earnings	Shares	Amount

For the Year Ended December 31, 1998
Basic earnings per share	$1,259,896	1,926,696	$ 0.65

Effect of dilutive securities:
Stock options	-	79,912

Diluted earnings per share	$1,259,896	2,006,608	$ 0.63

In December 1999, the Company declared a 2 for 1 stock split. All previously reported share and per share amounts have been restated to reflect the stock split.

Recent Accounting Pronouncements

In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for hedging derivatives and for derivative instruments including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. The Company was required to adopt SFAS No. 133 effective January 1, 2001. The adoption of SFAS No. 133 had no material impact on its financial position, results of operations or liquidity.

(2)         Acquisitions

In June, 1999, the Company acquired the assets of five existing consumer finance companies. The purchase price of approximately $1,516,000 was settled with 81,660 restricted shares of the Company’s common stock and approximately $822,000 in cash. The original purchase price was allocated to the assets based on their fair values at the date of acquisition with approximately $544,000 recorded as goodwill, to be amortized over 15 years.

(3)         Investment Securities

Securities available for sale at December 31, 2000 and 1999 are summarized as follows:

	December 31, 2000
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U. S. Government agencies	$15,545,645	77,457	45,018	15,578,084
Mortgage-backed securities	4,067,357	2,926	35,451	4,034,832
State, county and municipal	8,498,574	164,434	15,151	8,647,857
Corporate bonds	983,908	2,978	-	986,886
Equity securities	800,000	-	-	800,000

Total	$29,895,484	247,795	95,620	30,047,659

	December 31, 1999
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U. S. Treasuries	$500,040	1,678	-	501,718
U. S. Government agencies	15,702,594	1,030	184,771	15,518,853
Mortgage-backed securities	2,536,514	1,502	71,927	2,466,089
State, county and municipal	7,670,527	53,037	98,473	7,625,091

Total	$26,409,675	57,247	355,171	26,111,751

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(3)         Investment Securities, continued

The amortized cost and estimated fair value of securities available for sale at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

	Amortized	Estimated
	Cost	Fair Value

Due within one year	$3,159,560	3,154,812
Due from one to five years	11,005,273	11,046,114
Due from five to ten years	8,786,383	8,874,862
Due after ten years	2,076,911	2,137,039
Mortgage-backed securities	4,067,357	4,034,832
Equity securities	800,000	800,000

	$29,895,484	30,047,659

Proceeds from sales of securities available for sale during 1998 were $5,451,852, which included gross gains of $46,499. There were no sales of securities available for sale during 2000 and 1999.

Investment securities with a carrying value of approximately $21,613,000 and $19,028,000 as of December 31, 2000 and 1999, respectively, were pledged to secure public deposits as required by law or for other purposes. As of December 31, 2000, investment securities with a carrying value of approximately $6,003,000 were pledged to secure advances from the FHLB.

(4)         Loans

Major classifications of loans at December 31, 2000 and 1999 are summarized as follows:

	2000	1999

Commercial, financial and agricultural	$16,806,673	11,166,660
Real estate - construction	22,726,261	16,576,411
Real estate - mortgage	58,245,232	49,358,441
Consumer	11,543,621	12,512,136

Total loans	109,321,787	89,613,648

Less allowance for loan losses	1,677,936	1,356,649

Loans, net	$107,643,851	88,256,999

The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located in its trade area, primarily Paulding and Cobb Counties, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

Changes in the allowance for loan losses are summarized as follows:

	2000	1999	1998

Balance at beginning of year	$1,356,649	935,234	829,232
Amounts charged off	(322,148)	(413,312)	(268,151)
Recoveries on amounts previously charged off	67,417	63,414	37,910
Provision charged to operating expenses	591,010	695,062	336,243
Allowance for loan losses acquired (sold)	(14,992)	76,251	-

Balance at end of year	$1,677,936	1,356,649	935,234

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(5)         Premises and Equipment

Premises and equipment at December 31, 2000 and 1999 are summarized as follows:

	2000	1999

Land	$1,200,037	1,133,537
Land improvements	104,459	96,360
Buildings and improvements	3,436,040	2,161,102
Furniture and equipment	2,803,324	2,649,111

	7,543,860	6,040,110
Less accumulated depreciation	2,591,093	2,257,618

	4,952,767	3,782,492

Construction in progress	-	211,728

	$4,952,767	3,994,220

Depreciation expense was approximately $537,000, $416,000 and $283,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

(6)         Time Deposits

At December 31, 2000, the scheduled maturities of time deposits are as follows:
2001	$ 57,066,383
2002	9,855,596
2003	1,778,488
2004	1,516,096
2005	812,740

$ 71,029,303

(7)        Other Borrowings

In June 1999, the Company obtained a $3,500,000 line of credit with another financial institution. The debt was collateralized by 100% of the stock of the Bank and calls for interest to be paid quarterly at the prime rate less 100 basis points. The loan agreement contained covenants relating to the level of the allowance for loan losses, payments of dividends, regulatory capital adequacy and return on average assets. At December 31, 2000, the Company has $1,030,000 outstanding under this line of credit, and management believes they are in compliance with all required covenants.

The Bank has advances from the FHLB with monthly interest payments at various maturity dates and interest rates ranging from 5.51% to 6.49% at December 31, 2000. The FHLB advances are collateralized by a blanket assignment on all residential first mortgage loans and certain investment securities.

Advances from the FHLB outstanding at December 31, 2000 mature as follows:

Year
2003	$ 5,000,000
2008	5,500,000

$ 10,500,000

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(7)        Other Borrowings, continued

CLC has a $1,500,000 one year revolving line of credit with another financial institution. The loan agreement calls for interest to be paid quarterly at the prime rate less 75 basis points. The debt is collateralized by a first lien on its loans receivable. The line of credit is guaranteed by the Company and is further collateralized by 100% of the stock of the Bank. CLC has $715,921 outstanding at December 31, 2000 under this line of credit.

(8)       Commitments

CashTrans has a $1,000,000 one year revolving line of credit with another financial institution which is guaranteed by the Company. At December 31, 2000, CashTrans has $1,000,000 outstanding under this line of credit.

The Company leases certain facilities under noncancellable operating lease arrangements. Future minimum lease payments required for all operating leases having a remaining term in excess of one year at December 31, 2000 are as follows:

2001	$ 135,000
2002	119,000
2003	102,000
2004	89,000
2005	90,000
Thereafter	254,000

$ 789,000

Rental expense for each of the three years in the period ended December 31, 2000 totaled approximately $217,000, $164,000 and $116,000, respectively.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In most cases, the Bank requires collateral to support financial instruments with credit risk.

	Approximate Contract Amount
	2000	1999
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$ 27,135,000	21,905,000
Standby letters of credit and financial guarantees written	$ 982,000	1,110,000

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(8)        Commitments, continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit or personal property.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate and assignments of deposit accounts as collateral supporting those commitments for which collateral is deemed necessary.

(9)        Stockholders’ Equity

In August 1998, the Company completed a public offering of 588,236 shares of common stock at a price of $8.50 per share. The net proceeds of this offering of $4,821,662 (after deducting issuance costs of $178,344) were used to repay indebtedness of the Company, contribute capital to the Bank, and fund loans to the non-bank subsidiaries.

On December 14, 1999, the Board of Directors of the Company declared a 2 for 1 stock split to be effected in the form of a 100% stock dividend to be distributed on January 28, 2000 to holders of record on January 18, 2000. All share and per share amounts have been changed to reflect the stock split as if it had occurred on December 31, 1997.

On February 15, 2000, the Board of Directors of the Company approved the Community Trust Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan. The Plan provides for the full or partial reinvestment of cash dividends and optional cash purchases of the Company’s stock. A total of 400,000 shares were reserved for possible issuance and sale under the Plan.

(10)      Regulatory Matters

Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions for the Bank are based on the level of regulatory classified assets, prior year’s earnings, and the ratio of equity capital to total assets. The Bank may declare dividends of approximately $728,000 during 2001 without prior regulatory approval.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets (all as defined). Management believes, as of December 31, 2000, the Company and the Bank meet all capital adequacy requirements to which they are subject.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(10)      Regulatory Matters, continued

As of December 31, 2000, the most recent notification from Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. The Company’s and the Bank’s actual capital amounts and ratios are also presented below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
Total Capital (to Risk Weighted Assets)
Consolidated	$ 16,711,000	13.6%	$ 9,830,000	8.0%	N/A	N/A
Bank	$ 12,552,000	10.7%	$ 9,373,000	8.0%	$11,716,000	10.0%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$ 15,170,000	12.4%	$ 4,915,000	4.0%	N/A	N/A
Bank	$ 11,240,000	9.6%	$ 4,686,000	4.0%	$7,030,000	6.0%
Tier 1 Capital (to Average Assets)
Consolidated	$ 15,170,000	10.0%	$ 5,793,000	4.0%	N/A	N/A
Bank	$ 11,240,000	7.4%	$ 5,593,000	4.0%	$6,992,000	5.0%
As of December 31, 1999:
Total Capital (to Risk Weighted Assets)
Consolidated	$ 15,343,000	15.4%	$ 7,966,000	8.0%	N/A	N/A
Bank	$ 11,538,000	12.1%	$ 7,633,000	8.0%	$9,541,000	10.0%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$ 14,097,000	14.2%	$ 3,983,000	4.0%	N/A	N/A
Bank	$ 10,388,000	10.9%	$ 3,816,000	4.0%	$5,725,000	6.0%
Tier 1 Capital (to Average Assets)
Consolidated	$ 14,097,000	11.0%	$ 5,125,000	4.0%	N/A	N/A
Bank	$ 10,388,000	8.1%	$ 5,109,000	4.0%	$6,386,000	5.0%

(11)      Employee and Director Benefit Programs

The Company has an employee stock option plan and a director stock option plan. The plans were adopted for the benefit of directors and key officers and employees in order that they may purchase Company stock at a price equal to the fair market value on the date of grant. A total of 600,000 shares were reserved for possible issuance under these plans. The options vest over a three year period and expire after ten years.

Both plans are accounted for under Accounting Principles Board Opinion No. 25 and related interpretations. No compensation expense has been recognized related to these plans. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Company’s net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

		2000	1999	1998

Net earnings	As reported	$ 1,070,392	862,538	1,259,896
	Proforma	$ 1,041,148	697,066	1,098,626

Basic earnings per share	As reported	$ 0.45	0.37	0.65
	Proforma	$ 0.44	0.30	0.57

Diluted earnings per share	As reported	$ 0.43	0.35	0.63
	Proforma	$ 0.42	0.29	0.55

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(11)      Employee and Director Benefit Programs, continued

The fair value of each option is estimated on the date of grant using the minimum value options-pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998, respectively: dividend yield of 1%, 1% and 2%, respectively, risk free interest rate of 5%, 7% and 5%, respectively, and an expected life of 10 years. The weighted average grant-date fair value of options granted in 2000, 1999 and 1998 was $2.57, $3.56 and $4.45, respectively. For disclosure purposes, the Company immediately recognized the expense associated with the option grants assuming that all awards will vest.

A summary of activity in these stock option plans is presented below:

	2000		1999		1998
		Weighted		Weighted		Weighted
		Average		Averaged		Average
		Option		Option		Option
	Option	Price	Option	Price	Option	Price
	Shares	Per Share	Shares	Per Share	Shares	Per Share

Outstanding, beginning of year	360,934	$ 6.87	294,340	$ 6.15	206,888	$ 4.43
Granted during the year	25,937	$ 9.25	81,040	$ 9.25	122,000	$ 8.48
Cancelled during the year	(5,050)	$ 9.00	(5,020)	$ 7.97	(6,668)	$ 6.23
Exercised during the year	(21,080)	$ 4.57	(9,426)	$ 4.43	(27,880)	$ 3.54

Outstanding, end of year	360,741	$ 7.13	360,934	$ 6.87	294,340	$ 6.15

Number of shares exercisable	252,546		201,674		149,582

A summary of options outstanding as of December 31, 2000 is presented below:

					Weighted
		Weighted			Average Option
	Range of	Average		Options	Price Per Share of
Options	Price Per	Option Price	Years	Currently	Options Currently
Outstanding	Share	Per Share	Remaining	Exercisable	Exercisable

83,972	$ 2.89-3.94	$ 3.31	3	83,972	$ 3.31
62,152	$ 5.00-7.89	$ 6.34	6	62,152	$ 6.34
214,617	$ 8.50-9.25	$ 8.86	8	106,422	$ 8.72

360,741	$ 2.89-9.25	$ 7.13	7	252,546	$ 6.34

The Company also had an incentive stock option plan which expired on April 18, 1998. The remaining 696 shares outstanding under this plan were exercised at $5.00 per share during 1998.

The Company has a 401(k) profit sharing plan which is available to substantially all employees subject to certain service requirements. The Company’s contribution is at the discretion of the Board of Directors and cannot exceed 6% of the employee’s compensation. The contribution by the Company for 2000, 1999 and 1998 was approximately $55,000, $58,000 and $41,000, respectively.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(11)      Employee and Director Benefit Programs, continued

During 1999, the Company initiated a postretirement benefit plan to provide retirement benefits to its Board of Directors or their designated beneficiaries. Under the plan, the Company agrees to pay annual benefits for a period of five years commencing upon the director’s retirement or the attainment of age 65, whichever event is the last to occur. The cumulative deferred contributions for the directors in the plan totaled approximately $64,000 at December 31, 2000, and is included in other liabilities. Contributions to the plan for 2000 were approximately $64,000. The estimated amounts to be paid under the plan are to be funded by life insurance contracts purchased on the lives of certain directors. At December 31, 2000 and 1999, the cash surrender value of the insurance contracts was approximately $528,000 and $504,000, respectively, and is included in the consolidated balance sheet as a component of other assets.

During 2000, the Company began sponsoring a postretirement benefit plan to provide retirement benefits to certain key officers and to provide death benefits for their designated beneficiaries. Under the plan, the Company purchased life insurance contracts on the lives of key officers. The increase in cash surrender value of the contracts, less the Company’s cost of funds, constitutes the Company’s contribution to the plan each year. In the event the insurance contracts fail to produce positive returns, the Company has no obligation to contribute to the plan. At December 31, 2000, the cash surrender value of the insurance contracts was approximately $1,729,000 and is included in the consolidated balance sheet as a component of other assets. Expenses incurred for benefits relating to this plan were approximately $46,000.

Effective January 1, 2000, the Company implemented a deferred compensation plan for key management employees and directors. Under such plan, employees designated by the Board of Directors as well as participating directors may defer compensation and receive the deferred amounts upon termination of employment. All contributions to the plan will be held in a trust established by the Company and invested in mutual funds and/or shares of Company’s common stock. All assets held by the trust are considered assets of the Company until paid to the participants. There were no contributions made to the plan by the Company during 2000.

(12)      Income Taxes

The components of income tax expense for the years ended December 31, 2000, 1999 and 1998 are as follows:

	2000	1999	1998

Current	$613,434	433,036	524,477
Deferred	(243,324)	(192,413)	(19,182)

	$370,110	240,623	505,295

The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

	2000	1999	1998

Pretax income at statutory rates	$489,771	375,075	600,165
Add (deduct):
Tax-exempt interest income	(128,751)	(136,751)	(112,657)
Non-deductible interest expense	21,358	18,807	13,528
State taxes, net of federal effect	(11,467)	1,102	4,517
Cash surrender value life insurance	(35,041)	-	-
Other	34,240	(17,610)	(258)

	$370,110	240,623	505,295

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(12)       Income Taxes, continued

The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset which is included as a component of other assets.

	2000	1999

Deferred tax assets:
Allowance for loan losses	$442,972	380,131
Unrealized loss on securities available for sale	-	113,124
Goodwill amortization	29,929	28,181
Deferred compensation	41,791	-
Nonbank bad debt reserve	139,199	68,625
Other	45,569	9,071

Gross deferred tax assets	699,460	599,132

Deferred tax liabilities:
Premises and equipment	(50,062)	(50,062)
Unrealized gain on securities available for sale	(57,765)	-
Other	-	(29,872)

Gross deferred tax liabilities	(107,827)	(79,934)

Net deferred tax asset	$591,633	519,198

(13)      Related Party Transactions

The Company conducts transactions with directors and executive officers (including companies in which they have beneficial interest) as well as its unconsolidated subsidiary in the normal course of business. It is the policy of the Company that loan transactions with directors, executive officers and subsidiaries be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 2000:

Beginning balance	$1,844,000
Loans advanced	867,000
Repayments	(1,183,000)

Ending balance	$1,528,000

The aggregate amount of deposits of directors and executive officers and their affiliates amounted to approximately
$1,569,000 and $2,589,000 at December 31, 2000 and 1999, respectively.

(14)      Supplemental Financial Data

Components of other operating expenses in excess of 1% of total interest income and noninterest income for the years ended December 31, 2000, 1999 and 1998 are as follows:

	2000	1999	1998

Printing and supplies	$138,788	123,851	112,554
Data processing	$245,225	206,428	154,021
Directors fees	$109,956	92,580	104,300
Advertising	$139,993	232,421	107,283
Telephone	$162,379	128,816	73,323

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(15)       Community Trust Financial Services Corporation (Parent Company Only) Financial Information

Balance Sheets

December 31, 2000 and 1999

Assets

	2000	1999

Cash	$89,360	201,913
Investment in subsidiaries	15,153,583	14,117,441
Fixed assets	1,617,909	342,368
Other assets	93,610	203,600

	$16,954,462	14,865,322

Liabilities and Stockholders’ Equity

Other liabilities	$29,138	101,918
Note payable	1,030,000	-
Stockholders’ equity	15,895,324	14,763,404

	$16,954,462	14,865,322

Statements of Earnings

For the Years Ended December 31, 2000, 1999 and 1998

	2000	1999	1998

Interest income	$-	59,074	222,042
Dividends from subsidiaries	622,961	690,380	250,000
Management fees	296,769	252,830	193,673
Other operating income	18,222	-	-
Interest expense	(50,067)	-	-
Other operating expenses	(854,758)	(775,642)	(588,169)

Earnings before income tax benefit and equity
in undistributed earnings of subsidiaries	33,127	226,642	77,546

Income tax benefit	280,333	187,641	56,104

Earnings before equity in undistributed
earnings of subsidiaries	313,460	414,283	133,650

Equity in undistributed earnings of subsidiaries	756,932	448,255	1,126,246

Net earnings	$1,070,392	862,538	1,259,896

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(15)      Community Trust Financial Services Corporation (Parent Company Only) Financial Information, continued

Statements of Cash Flows

For the Years Ended December 31, 2000, 1999 and 1998

	2000	1999	1998

Cash flows from operating activities
Net earnings	$1,070,392	862,538	1,259,896
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(756,932)	(448,255)	(1,126,246)
Depreciation	51,206	14,323	994
Other	69,939	219,752	(121,504)

Net cash provided by operating activities	434,605	648,358	13,140

Cash flows from investing activities:
Purchases of premises and equipment	(1,326,747)	(129,299)	(16,268)
Construction in process	-	(211,728)	-
Capital contribution to the Bank	-	-	(2,468,536)
Capital contribution to CLC	-	(2,500,000)	-
Investment in CLC	-	-	(8,574)
Acquisition of assets on behalf of CLC	-	(821,919)	-
Change in loans to subsidiaries	-	2,743,850	(672,502)

Net cash used by investing activities	(1,326,747)	(919,096)	(3,165,880)

Cash flows from financing activities:
Change in note payable	1,030,000	-	(800,000)
Cash dividends paid	(287,074)	(287,069)	(210,502)
Net proceeds from issuance of common stock	-	-	4,821,662
Proceeds from exercise of stock options, net of repurchases	36,663	7,108	68,175

Net cash provided (used) by financing activities	779,589	(279,961)	3,879,335

Net change in cash	(112,553)	(550,699)	726,595

Cash at beginning of the year	201,913	752,612	26,017

Cash at end of the year	$89,360	201,913	752,612

Noncash investing and financing activities:
Change in accumulated other comprehensive
income/loss, net of tax	$279,210	(491,871)	162,140
Tax benefit of nonqualified stock options, net of tax	$32,729	7,385	-
Stock issued to acquire assets on behalf of CLC	$-	694,110	-

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(16)      Fair Value of Financial Instruments

The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in the value of financial instruments held by the Company since purchase, origination or issuance.

Cash and Cash Equivalents
For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Securities Available for Sale
Fair values for securities available for sale are based on quoted market prices.

Other Investments
The carrying amount of other investments approximates fair value.

Loans
The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Cash Surrender Value of Life Insurance
Cash values of life insurance policies are carried at the value for which such policies may be redeemed for cash.

Deposits and Securities Sold Under Repurchase Agreements
The fair value of demand deposits, interest-bearing demand deposits, savings accounts and securities sold under repurchase agreements is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings
The fair value of fixed rate borrowings are estimated using discounted cash flows, based on the current incremental borrowing rates for similar types of borrowing arrangements.

Commitments to Extend Credit and Standby Letters of Credit
Because commitments to extend credit and standby letters of credit are made using variable rates and/or for relatively short commitment periods, the contract value is a reasonable estimate of fair value.

Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements, continued

(16)      Fair Value of Financial Instruments, continued

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The carrying amount and estimated fair values of the Company’s financial instruments as of December 31, 2000 and 1999 are as follows:

	2000		1999
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

Assets:
Cash and cash equivalents	$7,663,743	7,663,743	8,796,134	8,796,134
Securities available for sale	$30,047,659	30,047,659	26,111,751	26,111,751
Other investments	$1,084,494	1,084,494	1,114,571	1,114,571
Loans, net	$107,643,851	106,526,720	88,256,999	87,881,349
Cash surrender value of life insurance	$2,256,745	2,256,745	503,682	503,682

Liabilities:
Deposits and securities sold under
repurchase agreements	$126,467,802	126,762,214	109,293,128	109,584,926
Other borrowings	$12,245,921	11,977,878	6,290,000	5,946,286

Unrecognized financial instruments:
Commitments to extend credit	$27,135,000	27,135,000	21,905,000	21,905,000
Standby letters of credit	$982,000	982,000	1,110,000	1,110,000

(17)      Subsequent Event

On January 31, 2001, the Board of Directors of the Company signed a non-binding letter of intent to merge with GB&T Bancshares, Inc. ("GB&T"), a Gainesville, Georgia multi-bank holding company. The proposed merger provides for the conversion of each common share and share equivalent of the Company into .786 shares of GB&T stock. The proposed merger is subject to the execution of a definitive agreement by the Company and GB&T, the consent of various regulatory authorities and shareholder approval.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
Consolidated Balance Sheets
March 31, 2001
(Unaudited)

Assets
	March 31, 2001	December 31, 2000

	(Unaudited)	(Audited)

Cash and due from banks	4,050,714	5,653,743
Federal funds sold and securities purchased under resell agreements	0	2,010,000

Cash and cash equivalents	4,050,714	7,663,743

Taxable Securities available for sale	19,037,742	21,399,802
Tax-exempt Securities available for sale	8,741,389	8,647,857
Other investments	1,084,494	1,084,494
Loans	114,415,924	109,321,787
Less: Allowance for loan losses	(1,754,362)	(1,677,936)

Loans, net	112,661,562	107,643,851

Premises and equipment	4,817,698	4,952,767
Accrued interest receivable	1,413,205	1,408,871
Other real estate and repossessions	66,665	15,168
Other assets	3,519,370	3,732,397

	155,392,839	156,548,950

Liabilities and Stockholders’ Equity
Deposits:
Demand	15,810,845	14,316,455
Interest-bearing demand	21,689,895	19,637,347
Savings	13,166,740	15,182,532
Time	46,280,801	45,946,370
Time, in excess of $100,000	22,757,741	25,082,933

Total deposits	119,706,022	120,165,637

Securities sold under repurchase agreements	3,694,394	6,302,165
Accrued interest payable	1,081,116	1,460,946
Accrued expenses and other liabilities	391,832	478,957
Federal funds purchased	2,000,000	0
Federal Home Loan Bank advances and notes payable	12,224,576	12,245,921

Total liabilities	139,097,940	140,653,626

Stockholders’ equity:
Common stock, $2.50 par value; 10,000,000 shares
authorized; 2,405,789 and 2,398,169 issued and outstanding	6,014,472	5,995,422
Additional paid-in capital	3,924,281	3,885,322
Retained earnings	6,055,212	5,920,170
Accumulated other comprehensive income	300,934	94,410

Total stockholders’ equity	16,294,899	15,895,324

	155,392,839	156,548,950

The consolidated balance sheet at December 31, 2000 has been taken from the audited financial statements.  See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
Consolidated Statements of Earnings
(Unaudited)

	Three months ended March 31,
	2001	2000

Interest income:
Interest and fees on loans	$ 2,912,097	$ 2,555,282
Interest on federal funds sold	16,281	12,457
Interest on investment securities:
U.S. Treasury and U.S. Government agencies	325,832	294,759
Other	174,072	109,328

Total interest income	3,428,282	2,971,826
Interest expense:
Interest on deposits
Demand	108,274	95,296
Savings	89,142	88,137
Time	712,689	538,742
Time, in excess of $100,000	388,303	299,713
Interest expense - other	248,404	202,095

Total interest expense	1,546,812	1,223,983

Net interest income	1,881,470	1,747,843
Provision for loan losses	164,824	174,465
Net interest income after provision for loan losses	1,716,646	1,573,378

Other income:
Service charges and fees	479,242	225,965
Insurance commissions	140,791	129,898
Appraisal fees	35,116	36,013
Mortgage banking income	79,256	48,047

Equity in earnings of CashTrans	(56,569)	(14,608)
Miscellaneous	79,921	80,346
Total other income	757,757	505,661
Other expenses:
Salaries and employee benefits	1,226,203	1,186,938
Occupancy	333,699	324,568
Other operating	616,961	530,995

Total other expenses	2,176,863	2,042,501

Earnings before income taxes	297,540	36,538
Income taxes	66,555	(13,445)

Net earnings	$ 230,985	$ 49,983

Net earnings per common share	$ 0.10	$ 0.02

Net earnings per common share - assuming dilution	$ 0.09	$ 0.02

Dividends per common share	$ 0.04	$ 0.00

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
	March 31, 2001	March 31, 2000

Cash flows from operating activities:
Net earnings	$ 230,985	$ 49,983
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Depreciation, amortization, and accretion	161,951	144,424
Provision for loan losses	164,824	174,465
Equity in loss (gain) of unconsolidated subsidiary	56,569	14,608
Net loss (gain) on sale of other real estate	0	7,633
Net loss (gain) on sale of fixed asset	2,178	(18,505)
Net change in:
Interest receivable	(4,334)	(75,823)
Interest payable	(379,830)	(72,378)
Other assets	10,895	(92,998)
Cash surrender value of life insurance	(28,916)	(20,544)
Accrued expenses and other liabilities	(87,125)	(118,985)

Net cash provided (used) by operating activities	127,197	(8,120)

Cash flows from investing activities:
Proceeds from maturities of securities available for sale	1,000,000	5,750,000
Proceeds from sales, calls, and paydowns
of securities available for sale	2,159,625	131,995
Purchase of securities available for sale	(525,545)	(6,246,081)
Purchase of other investments	0	(1,010,500)
Purchase of cash value life insurance	0	(1,650,000)
Proceeds from sale of assets	0	167,843
Net increase in loans	(5,239,531)	(7,777,847)
Purchase of premises and equipment	(13,520)	(808,577)
Proceeds from sale of other real estate	0	184,353
Proceeds from sale of fixed asset	5,410	89,256

Net cash used in investing activities	(2,613,561)	(11,169,558)

Cash flows from financing activities:
Net change in demand and savings deposits	1,531,146	1,520,180
Net change in time deposits	(1,990,761)	4,213,426
Net change in securities sold under repurchase agreements	(2,607,771)	(955,768)
Net change in federal funds purchased	2,000,000	0
Net proceeds from Federal Home Loan Bank advances	0	5,000,000
Net proceeds from notes payable	(21,345)	145,000
Cash dividends paid	(95,943)	0
Proceeds from exercise of stock options	58,009	1,095

Net cash provided (used) by financing activities	(1,126,665)	9,923,933

Net change in cash and cash equivalents	(3,613,029)	(1,253,745)
Cash and cash equivalents at beginning of period	7,663,743	8,796,134

Cash and cash equivalents at end of period	$ 4,050,714	$ 7,542,389

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Consolidated Statement of Cash Flows, continued
(Unaudited)

	Three months ended
	March 31, 2001	March 31, 2000

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	1,926,642	1,296,361
Income taxes	170,000	27,500

Noncash investing and financing activities:
Transfers of loans to other real estate	56,996	0
Change in dividends payable	0	95,643
Change in other comprehensive income, net of tax	206,524	(113,917)

See accompanying notes to consolidated financial statements.

COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

Notes to Consolidated Financial Statements

1.          Basis of Presentation

The consolidated financial statements include the accounts of Community Trust Financial Services Corporation (the "Company") and its wholly-owned subsidiaries, Community Trust Bank (the "Bank"), Metroplex Appraisals, Inc.  ("Metroplex"), and Community Loan Company ("CLC"). All significant intercompany accounts and transactions have been eliminated in consolidation. Effective May 16, 1997, the Company entered into a joint venture with JRH Diversified, Inc. to establish a non-bank subsidiary, Cash Transactions, LLC ("CashTrans") that engages in the business of providing retail establishments with automated teller machines that dispense cash or cash equivalents. The Company owns 49% of the equity in Cash Trans which is treated as an unconsolidated subsidiary for financial reporting purposes, and, accordingly, the Company’s interest is reflected in the consolidated financial statements at its proportionate share.  The financial data of the Company is not significantly affected by the operations of CashTrans.

The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the Company’s financial position as of March 31, 2001 and the results of its operations and cash flows for the periods covered herein. All such adjustments are of a normal recurring nature.

2.          Recent Accounting Pronouncements

In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for hedging derivatives and derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements.  SFAS No. 133 became effective for the Company January 1, 2001. The adoption of SFAS No. 133 did not have a material impact on the Company’s financial position, results of operation or liquidity.

3.         Earnings Per Share

Net earnings per share is based on the weighted average number of shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The average market price during the year is used to compute equivalent shares. The reconciliation of the amounts used in the computation of both "net earnings per share" and "net earnings per share - assuming dilution" for the three months ended March 31, 2001 and March 31, 2000 are as follows:

	Net Earnings	Common Shares	Per Share
For the three months ended March 31, 2001	(Numerator)	(Denominator)	Amount

Net earnings per share	$ 230,985	2,399,536	$ .10

Effect of dilutive securities:
Stock options	-	127,308

Net earnings per share - assuming dilution	$ 230,985	2,526,844	$ .09

	Net Earnings	Common Shares	Per Share
For the three months ended March 31, 2000	(Numerator)	(Denominator)	Amount

Net earnings per share	$ 49,983	2,390,349	$ .02

Effect of dilutive securities:
Stock options	-	93,724

Net earnings per share - assuming dilution	$ 49,983	2,484,073	$ .02

GB&T Bancshares, Inc. and Community Trust Financial Services Corporation
Pro Forma Combined Balance Sheet

March 31, 2001
(Dollars in Thousands)
(Unaudited)

	GB&T			Pro Forma
	Bancshares	Community		Adjustments	Pro Forma
	Inc.	Trust		Debit (Credit)	Combined

Assets

Cash and due from banks	$9,263	$4,051	$		$13,314
Interest-bearing deposits in banks	646	-			646
Federal funds sold	14,293	-			14,293
Securities available-for-sale	54,661	28,863			83,524

Loans	281,067	114,416			395,483
Less allowance for loan losses	3,539	1,754			5,293

Loans, net	277,528	112,662		0	390,190

Premises and equipment	8,632	4,818			13,450
Other assets	8,087	4,999			13,086

Total assets	$373,110	$155,393		$0	$528,503

Deposits
Noninterest-bearing	$33,938	$15,811	$		$49,749
Interest-bearing	262,868	103,895			366,763

Total deposits	296,806	119,706		0	416,512

Federal funds purchased and securities sold
under repurchase agreements	8,025	5,694			13,719
Other borrowings	37,577	12,225			49,802
Other liabilities	5,161	1,473			6,634

Total liabilities	347,569	139,098		0	486,667

Common stock	13,834	6,015		(3,441)	23,290
Capital surplus	1,146	3,924		3,441	1,629
Retained earnings	10,175	6,055			16,230
Accumulated other comprehensive income	386	301			687

	25,541	16,295		0	41,836

Total liabilities and stockholders' equity	$373,110	$155,393		$0	$528,503

See Note to Pro Forma Combined Financial Statements.

GB&T Bancshares, Inc. and Community Trust Financial Services Corporation
Pro Forma Combined Statement of Income

For the Three Months Ended March 31, 2001
(Dollars in Thousands)
(Unaudited)

	GB&T			Pro Forma
	Bancshares	Community		Adjustments	Pro Forma
	Inc.	Trust		Debit (Credit)	Combined

Interest income	$7,634	$3,428	$		$11,062
Interest expense	4,216	1,547			5,763

Net interest income	3,418	1,881		0	5,299

Provision for loan losses	179	165			344

Net interest income after provision for loan losses	3,239	1,716		0	4,955

Other income	637	758			1,395

Other expenses	2,822	2,177			4,999

Income before income taxes	1,054	297		0	1,351

Income tax expense	338	66			404

Net income	$716	$231		$0	$947

Basic earnings per share of common stock	$0.26	$0.10			$0.20

Diluted earnings per share of common stock	$0.25	$0.09			$0.20

Average shares outstanding (basic)	2,766	2,400			4,652

Average shares outstanding (diluted)	2,862	2,527			4,848

See Note to Pro Forma Combined Financial Statements.

GB&T Bancshares, Inc. and Community Trust Financial Services Corporation
Pro Forma Combined Statement of Income

For the Three Months Ended March 31, 2000
(Dollars in Thousands)
(Unaudited)

	GB&T			Pro Forma
	Bancshares	Community		Adjustments	Pro Forma
	Inc.	Trust		Debit (Credit)	Combined

Interest income	$6,557	$2,972	$		$9,529
Interest expense	3,283	1,224			4,507

Net interest income	3,274	1,748		0	5,022

Provision for loan losses	170	174			344

Net interest income after provision for loan losses	3,104	1,574		0	4,678

Other income	482	506			988

Other expenses	2,582	2,043			4,625

Income before income taxes	1,004	37		0	1,041

Income tax expense	398	(13)			385

Net income	$606	$50		$0	$656

Basic earnings per share of common stock	$0.22	$0.02			$0.14

Diluted earnings per share of common stock	$0.21	$0.02			$0.14

Average shares outstanding (basic)	2,764	2,390			4,643

Average shares outstanding (diluted)	2,878	2,484			4,830

See Note to Pro Forma Combined Financial Statements.

GB&T Bancshares, Inc. and Community Trust Financial Services Corporation
Notes to Pro Forma Combined Financial Statements
Pro Forma Adjustments

March 31, 2001
(Dollars in Thousands)

a	Common Stock		3,441
	Capital Surplus	3,441
	(Adjustment of Common Stock for New Shares Issued)

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T BANCSHARES, INC. By: /s/ Gregory L. Hamby Gregory L. Hamby Chief Financial Officer

Dated: ______________, 2001